Exhibit 99.1

Digital Recorders, Inc. Announces International Conference Participation

   Mobitec AB Subsidiary to Exhibit at 57th UITP World Congress and
                         Exhibition in Finland


    DALLAS--(BUSINESS WIRE)--May 16, 2007--Digital Recorders, Inc. (NASDAQ: TBUS), a digital communications technology leader in the domestic and international public transportation and transit security markets, announced today that its Mobitec AB (Mobitec) subsidiary in Sweden will exhibit at the 57th International Association of Public Transport (UITP) World Congress and Exhibition in Helsinki, Finland, from May 20-24, 2007.

    "During this biennial event, the Mobitec team will showcase Mobitec(R) products in Booth #3G300. They also will meet with leading bus vehicle manufacturers and operators from around the world, as well as have numerous formal meetings and networking opportunities. During this event, I will be personally involved in supporting Mobitec. As our recent news announcements have indicated, Mobitec has made great progress in opening new markets and increasing penetration in existing markets. Based on internal market studies, we believe that Mobitec holds a majority market share in the Nordic markets. The UITP event should afford significant opportunities for our Mobitec team to access potential and existing customers from Russia and the Baltic states," David L. Turney, the Company's Chairman, President, and Chief Executive Officer, said.

    Founded in 1885, UITP is the international network of public transportation professionals representing over 2,700 urban, local, regional, and national mobility groups from more than 90 countries on all continents. UITP unites the entire public transportation supply chain, including: operating companies; local, regional, and national authorities; the service and supply industry; and research institutes, academics, and consultants. For more information, go to http://www.uitp.com.

    ABOUT MOBITEC AB

    A premier supplier of electronic destination sign systems in the Nordic markets, the Company's Mobitec AB subsidiary is highly respected for its products, technology, service, and quality. Based in Herrljunga, Sweden, Mobitec AB has business units in Australia and Germany, as well as a 50 percent owned venture in Brazil. For more information, go to http://www.mobitec.se/.

    ABOUT THE COMPANY

    Digital Recorders, Inc. is a digital communications technology leader in the domestic and international public transportation and transit security markets. Our products include: TwinVision(R) and Mobitec(R) electronic destination sign systems, Talking Bus(R) voice announcement systems, Digital Recorders(R) Internet-based passenger information and automatic vehicle location/monitoring systems, and VacTell(TM) video actionable intelligence systems. Our products help increase the mobility, flow, safety, and security of people who rely upon transportation infrastructure around the globe. Using proprietary hardware and software applications, our products provide easy-to-understand, real-time information that assists users and operators of transit bus and rail vehicles in locating, identifying, boarding, tracking, scheduling, and managing those vehicles. Our products also aid transit vehicle operators in their quest to increase ridership and reduce fuel consumption, as well as to identify and mitigate security risks on transit vehicles. Positioned not only to serve and address mobility, energy conservation, and environmental concerns, our products also serve the growing U.S. Homeland Security market. For more information about the Company and its operations worldwide, go to www.digrec.com.

    FORWARD-LOOKING STATEMENTS

    This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, any statement, express or implied, concerning future events or expectations, such as the Company's belief that the UITP event may increase the Mobitec AB subsidiary's visibility with potential and existing customers, is a forward-looking statement. Use of words such as "expect," "fully expect," "expected," "appears," "believe," "plan," "anticipate," "would," "goal," "potential," "potentially," "range," "pursuit," "run rate," "stronger," "preliminarily," etc., is intended to identify forward-looking statements that are subject to risks and uncertainties, including the possibility that the UITP event may not increase the Mobitec AB subsidiary's visibility with new and existing customers, as well as other risks and uncertainties set forth in our Annual Report on Form 10-K filed March 28, 2007, particularly those identified in Risk Factors Affecting Our Business. There can be no assurance that any expectation, express or implied, in a forward-looking statement will prove correct or that the contemplated event or result will occur as anticipated.

    CONTACT: Veronica B. Marks
             Manager, Corporate Communications
             Digital Recorders, Inc.
             Phone: (214) 378-4776
             Fax: (214) 378-8437
             E-Mail: veronicam@digrec.com